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                                                                    EXHIBIT 6(b)


CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Kemper Investors Life Insurance Company



We consent to the use of our report included herein on the consolidated financial statements and financial statement schedules of Kemper Investors Life Insurance Company and to the references to our firm under the heading "Experts" in the prospectuses.


KPMG LLP
Chicago, Illinois
April 22, 1999